UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2018

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
Cardinal Health, Inc. (the "Company") has received notice of an unsolicited "mini-tender" offer by TRC Capital Corporation ("TRC Capital") to purchase up to 2,000,000 shares of the Company's common shares at an offer price of $65.85 per share, which is approximately 4.48 percent lower than the $68.94 per share closing price for the Company's common shares on March 2, 2018, the business day prior to the date of the offer. The number of shares subject to TRC Capital's offer represent approximately 0.64 percent of the Company's common shares outstanding as of the date of the offer.

On March 9, 2018, the Company issued the press release attached to this Report as Exhibit 99.1, informing its shareholders that the Company does not endorse TRC Capital's unsolicited mini-tender offer and recommending that shareholders do not tender their shares. Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with TRC Capital's offering documents. The offer is currently scheduled to expire at 12:01 a.m., New York City time, on Wednesday, April 4, 2018, but TRC Capital may extend the offering period at its discretion.

The Company is not affiliated or associated in any way with TRC Capital, its mini-tender offer or the offer documentation. Additional information concerning mini-tenders is included in the attached press release.

Item 9.01: Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	News release issued by the Company on March 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: March 9, 2018	By:	/s/ Jessica L. Mayer
Name: Jessica L. Mayer
Title: Executive Vice President, Deputy General Counsel and Corporate Secretary